UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2024

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse, Suite 301 Bay Harbor Islands, FL 33154
(Address of Principal Executive Offices)

(781) 652-4500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on May 23, 2024, the stockholders of Fortress Biotech, Inc. (the “Company” or “Fortress”) voted at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) to: (i) approve an amendment (the “Incentive Plan Amendment”) to the Company’s 2013 Stock Incentive Plan (the “Incentive Plan”) to increase the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable thereunder by 10,000,000 shares and increase the annual share limit for participants pursuant to grants of stock options and stock appreciation rights, (ii) approve an amendment (the “ESPP Amendment”) to the Company’s 2012 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of the Company’s common stock issuable thereunder by 1,000,000 shares and increase the number of shares eligible for purchase during an “Offering,” and (iii) approve an amendment (the “LTIP Amendment” and together with the Incentive Plan Amendment and the ESPP Amendment, the “Plan Amendments”) to the Company’s Amended and Restated Long Term Incentive Plan (“LTIP”) to extend the term of the plan to July 15, 2035 and to make certain related changes.

The Company’s Board of Directors previously approved the Plan Amendments subject to stockholder approval at the 2024 Annual Meeting. The Plan Amendments became effective at the time of stockholder approval.

Copies of the Incentive Plan Amendment, the ESPP Amendment and the LTIP Amendment are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and are incorporated by reference in this Item 5.02. The material terms of the Incentive Plan, the ESPP and the LTIP, each as so amended, are described in the Company’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting (the “2024 Proxy Statement”) filed with the Securities and Exchange Commission on April 5, 2024.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 23, 2024, the Company held the 2024 Annual Meeting at 10:00 a.m. Eastern Time by means of an online virtual meeting platform.

At the 2024 Annual Meeting, the following five proposals were approved: (i) the election of eight directors to hold office until the 2025 annual meeting of stockholders or until such director resigns or is removed from office; (ii) the ratification of the appointment of KPMG LLP as Fortress’s independent registered public accounting firm for the year ending December 31, 2024; (iii) an amendment to the Incentive Plan to increase the number of shares of the Company’s common stock issuable thereunder by 10,000,000 shares and increase the annual share limit for participants pursuant to grants of stock options and stock appreciation rights; (iv) an amendment to the ESPP to increase the number of shares of the Company’s common stock issuable thereunder by 1,000,000 shares and increase the number of shares eligible for purchase during an “Offering”; and (v) an amendment to the LTIP to extend the term of the plan to July 15, 2035 and to make certain related changes. The five proposals are described in detail in the 2024 Proxy Statement.

Proposal 1

The votes with respect to the election of eight directors to hold office until the 2025 annual meeting of stockholders were as follows:

Director	Total Votes For	Total Votes Against	Abstentions	Broker Non- Votes
Lindsay A. Rosenwald, M.D.	7,879,152	279,498	55,513	6,103,441
Jimmie Harvey, Jr., M.D.	7,818,574	313,504	82,085	6,103,441
Malcolm Hoenlein	7,859,535	272,540	82,088	6,103,441
Dov Klein, CPA	7,826,677	305,682	81,804	6,103,441
J. Jay Lobell	7,594,293	537,567	82,303	6,103,441
Kevin L. Lorenz, J.D.	7,887,576	243,771	82,816	6,103,441
Lucy Lu, M.D.	7,705,775	446,504	61,884	6,103,441
Michael S. Weiss	7,784,677	350,576	78,910	6,103,441

Proposal 2

The vote with respect to the ratification of KPMG LLP as Fortress’s independent registered accounting firm for the year ending December 31, 2024 was as follows:

Total Votes For	Total Votes Against	Abstentions
13,930,260	324,833	62,511

Proposal 3

The vote with respect to the approval of an amendment to Fortress’s Incentive Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
6,983,739	1,162,676	67,748	6,103,441

Proposal 4

The vote with respect to the approval of an amendment to Fortress’s ESPP was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
7,477,954	687,613	48,596	6,103,441

Proposal 5

The vote with respect to the approval of an amendment to Fortress’s LTIP was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
7,096,492	905,389	212,282	6,103,441

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan.
10.2	Amendment to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan.
10.3	Amendment to the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: May 29, 2024

	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer